UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2012

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

Today, Bridgepoint Education, Inc. announced that the United States Department of Justice, Civil Division ("Justice Department") has declined to intervene in a qui tam complaint filed by private relators under the Federal False Claims Act on March 10, 2011 and unsealed on December 26, 2012. The company previously announced its receipt of a letter from the Justice Department on October 10, 2012 informing the company that the Justice Department was investigating the company's compensation of its admissions personnel.

The qui tam complaint alleges, among other things, that since March 10, 2005, Bridgepoint has caused its institutions, Ashford University and University of the Rockies, to violate the Federal False Claims Act by falsely certifying to the United States Department of Education that the institutions were in compliance with various regulations that require compliance with federal rules regarding the payment of incentive compensation to enrollment personnel in connection with the institutions' participation in student financial aid programs.

We are currently evaluating the complaint and intend to vigorously defend against the allegations set forth in the complaint once it is served.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2012		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel